Exhibit 5.1

Opinion of Shumaker, Loop & Kendrick, LLP

                    , 2005

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	DrugMax, Inc.
Form S-1 Registration Statement (File No. 333- )

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by DrugMax, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon the foregoing and subject to the limitations and qualifications set forth below, it is our opinion that (i) the currently outstanding shares covered by the Registration Statement have been authorized and are fully paid and non-assessable and (ii) that the shares covered by the Registration Statement that may be issued from time-to-time in the future as described in the Registration Statement are authorized and will be, when issued in the manner described in the Registration Statement, fully paid and non-assessable.

The opinion expressed above is limited by and subject to the following qualifications:

(a) To the extent our opinion set forth above is governed by the laws of the State of Nevada, we have based such opinion exclusively upon a reading of applicable provisions of the General Corporation Law of Nevada without taking into account any legislative, judicial or administrative interpretations thereof. Except as set forth in the immediately preceding sentence, we express no opinion other than as to the federal securities laws of the United States of America.

(b) The opinion expressed herein is as of the date hereof, and we assume no obligation to update this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ SHUMAKER, LOOP & KENDRICK, LLP
Shumaker, Loop & Kendrick, LLP